CNL Strategic Capital, LLC POS AM

Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-222986) and related prospectus of CNL Strategic Capital, LLC of our report dated March 15, 2019 on the consolidated financial statements of LD Parent, Inc. as of December 31, 2018 and for the period from February 7, 2018 to December 31, 2018, and to the reference to our firm under the caption "Experts" in the prospectus.

/s/ BDO USA, LLP

Woodbridge, NJ

April 5, 2019